Exhibit 9

                                VOTING AGREEMENT

     VOTING AGREEMENT (this "AGREEMENT"), dated as of December 20, 2002, by and among Hammond Acquisition Corp. ("HAC"), a Delaware corporation and a wholly-owned subsidiary of Hammond I, Inc., a Florida corporation ("Hammond"), and the entity listed on the Signature Page hereto (the "Stockholders").

     WHEREAS, the Stockholders are, as of the date hereof, have voting power over the number of shares of common stock, par value $0.01 per share ("Company Common Stock"), of PartsBase, Inc., a Delaware corporation (the "Company"), set forth on the Signature Page hereto;

     WHEREAS, Hammond and the Company have entered into an Agreement and Plan of Merger, dated as of August 26, 2002 (the "Merger Agreement"; capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement), which provides for the merger (the "Merger") of HAC with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, pursuant to the Merger Agreement each share of Company Common Stock, owned by the stockholders of the Company as of the Effective Time of the Merger will be converted into the right to receive cash, as set forth therein; and the Board of Directors of the Company has approved the Merger and the other transactions contemplated in the Merger Agreement and is recommending that the Company's stockholders approve the Merger; and

     WHEREAS, as a condition to the willingness of Hammond to increase the Merger consideration to $1.50 per share to induce, the Stockholders have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery by Hammond of the Merger Agreement and the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Representations, Warranties and Covenants of the Stockholders. The Stockholders (i) have voting power over the beneficial owners the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the Signature Page hereto, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Hammond of the benefits of this Agreement (other than any rights of repurchase held by the Company); (ii) do not have voting power over the number of shares of Company Common Stock held for clients in managed accounts indicated on the signature page hereto; (iii) do not have voting power over any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the Signature Page hereto; (iv) have full power and authority to make, enter into and carry out the terms of this Agreement and the proxy contained herein; and (iv) will not, and will not permit any "affiliates" to: (1) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act of 1934, as amended (the "Exchange Act")) with respect to any action or agreement which would impede, frustrate, interfere with or prevent the Merger, including any other Acquisition Proposal, or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (2) initiate a stockholder's vote or action by written consent of the Company stockholders with respect to any action or agreement which would impede, interfere with or prevent the Merger, including any other Acquisition Proposal; or (3) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to any action or agreement which would impede, interfere with or prevent the Merger, including any other Acquisition Proposal except for a group with Hammond.

     SECTION 2. Agreement Not to Transfer Shares.

     (a) Prior to the termination of this Agreement, except as otherwise provided herein, the Stockholders shall not: (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares (as defined in Section 2(b)); (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares; or (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares.

     (b) "SHARES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock, Preferred Stock and all options, warrants and other rights to acquire such securities) which the Stockholders having voting power as of the date of this Agreement; and (ii) all additional securities of the Company (including all shares of Company Common Stock and all additional options, warrants and other rights to acquire such securities) of which the Stockholders acquire voting power during the period from the date of this Agreement through the Effective Time. In the event of a stock dividend or distribution, or any change in Company Common Stock or Preferred Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "SHARES" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

     SECTION  3.  Agreement  to  Vote  Shares;   Grant  of  Irrevocable   Proxy;
Appointment of Proxy.

     (a) Prior to the termination of this Agreement, except as provided herein, the Stockholders shall vote Stockholders' Shares, in connection with any meeting or action by written consent of the stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, frustrate, interfere with or prevent the Merger, including any other Acquisition Proposal. Stockholders agree not, directly or indirectly, to solicit or initiate any offer from any party concerning the possible disposition of all or any substantial portion of the Company's business, assets or capital stock.

     (b) Until the termination of this Agreement, the Stockholders hereby irrevocably grant to, and appoint, Hammond and any nominee thereof, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of the Stockholders, to vote Stockholders' Shares, or grant a consent or approval in respect of Stockholders' Shares, in connection with any meeting or action by written consent of the stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any other Acquisition Proposal.

     (c) The Stockholders represent that any proxies heretofore given in respect of the Shares are not irrevocable, and that such proxies are hereby revoked.

     (d) Subject to Section 5 hereof, the Stockholders hereby affirm that the proxy set forth in this Section 3 is irrevocable and is given in connection with the increase in the cash consideration, and that such irrevocable proxy is given to secure the performances of the duties of the Stockholders under this Agreement. The Stockholders hereby further affirm that the irrevocable proxy granted hereby is coupled with an interest in the Shares and, is intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     (e) The Stockholders will advise its clients to vote shares held by Stockholder (which the Stockholders do not have voting power) for clients in managed accounts, the number of such shares is indicated on the Signature Page, to vote their shares, consistent with the proxy granted under Section 3.

     SECTION 4. Further Assurances. From time to time, upon request of the other party and without further consideration, each party hereto shall execute and deliver any additional documents and take such further actions as may be necessary to carry out the provisions hereof. The Stockholders agree, to testify or provide other assistance in the event this Agreement or the Merger consideration is challenged, and Hammond shall reimburse Stockholders for their reasonable out of pocket expenses and costs associated with such assistance (exclusive of any appearance fees or stipends), however Hammond shall only pay one-half of such costs and expenses if such action seeks a temporary injunction. The Stockholders agree to amend the existing Schedule 13D, at their own cost, stating their firm intent to vote in favor of the Merger; the timing of which shall be at the discretion of Hammond but in compliance with the rules and regulations of the Securities and Exchange Commission. Hammond shall also amend its Schedule 13D, consistent with the terms of this Agreement.

     SECTION 5. Termination. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (i) the termination of the Merger

Agreement in accordance with its terms, unless prior to such termination a person or entity shall have made an Acquisition Proposal and (ii) the consummation of the Merger. Sections 3(a) and 3(b) will terminate on the earlier
(x) the date computed in accordance with the previous sentence or (y) by September 30, 2003. Nothing in this section shall relieve the Stockholders from liability or breach of this Agreement. Sections 6 and 8 shall survive any termination of this Agreement.

     SECTION 6. Expenses; Indemnification. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses Notwithstanding the foregoing, Hammond shall indemnify Stockholders, and hold them harmless from and against any expenses and liabilities claimed by any party in connection with any proceeding associated with Stockholders being deemed to be a member of the Hammond group or by virtue of granting the irrevocable proxy pursuant to this Agreement to the fullest extent permitted by applicable law, the Certificate of Incorporation of the bylaws of Hammond in effect on the date hereof or as such law, Certificate of Incorporation or bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits Hammond to provide broader indemnification rights than the law, the Certificate of Incorporation or the bylaws permitted Hammond to provide before such amendment). Without diminishing the scope of the indemnification provided by this Section 6, Hammond shall indemnify Stockholders whenever they are a party or are threatened to be made a party to any proceeding, including without limitation any such proceeding brought by or in the right of PartsBase, Inc. or stockholders therein, because Stockholders are or were a member of the Hammond group by virtue of granting the irrevocable proxy with respect to the Merger, or because of anything done or not done by Stockholders in such capacity, against expenses and liabilities actually and reasonably incurred by Stockholders or on their behalf in connection with such proceeding, including the costs of any investigation, defense, settlement or appeal. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Stockholders provided under this Agreement shall include the advance of all reasonable expenses (as mutually agreed to by all parties), including attorneys fees, incurred or to be incurred by or on behalf of Stockholders from time to time, and shall be paid by Hammond to Stockholders within thirty (30) days after the receipt by Hammond of a written request for an advance of expenses, whether prior to or after final disposition of a proceeding.

     SECTION 7. Public Announcements. Neither the Stockholders, nor any of their affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other transactions contemplated hereby without the prior written consent of Hammond, except as may be required by law in which circumstance such announcing party shall make reasonable efforts to consult with the Hammond to the extent practicable.

     SECTION 8. Board Approval. The Board of Directors of the Company has, to the extent required by applicable law, duly and validly authorized and approved all necessary corporate action, this Agreement and the transactions contemplated hereby, so that by the execution and delivery hereof no restrictive provision of any "fair price," "moratorium," control share acquisition, "interested shareholders" or similar anti-takeover statute or regulation, restrictive provision of any applicable takeover provision in the Certificate of Incorporation or Bylaws of the Company is, or will be applicable to the Company, the Shares or the transaction contemplated by this Agreement.

     SECTION 9. Miscellaneous.

     (a) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     (b) Binding Effect and Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; no party to this Agreement may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     (c) Amendments and Modification. Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, and in the case of a waiver, by the party against whom the waiver is to be effective.

     (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Hammond shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Hammond upon any such violation, Hammond shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Hammond at law or in equity without the necessity of proving the inadequacy of money damages as a remedy.

     (e) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

     If to Hammond:                 Hammond I, Inc.
                                    905 Clint Moore Road
                                    Boca Raton, FL 33487
                                    Attention:  Robert A. Hammond, Jr.
                                    Facsimile No.: (561) 953-0787

     With a copy to:                Adorno & Yoss, P.A.
                                    Suite 1700
                                    350 East Las Olas Boulevard
                                    Fort Lauderdale, FL 33301
                                    Attention: Joel D. Mayersohn, Esq.
                                    Facsimile No.: (954) 766-7800

If to the Stockholders: To the address for notice set forth on the signature page hereof.

     With copies to:                David C. Adams
                                    Bartel Eng & Schroder
                                    300 Capitol Mall, Suite 1100
                                    Sacramento, California 95814
                                    Facsimile No.: (916) 442-3442

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

     (g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     (h) Effect of Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

     (i)   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     The foregoing Agreement is hereby executed as of the date first above written.

                                            "HAMMOND"

                                            HAMMOND I, INC.,
                                            a Florida corporation


                                            By:/S/ ROBERT A. HAMMOND, JR.
                                               ---------------------------------
                                               Name:  Robert A. Hammond, Jr.
                                               Title: President


                                            "STOCKHOLDERS"

                                            ATLAS II, L.P.,
                                            a New York Limited Partnership


                                            By: /S/ RICHARD JACINTO, II
                                               ---------------------------------
                                               Name:   Richard Jacinto, II
                                               Title:  General Partner

                                            Voting Power Over:
                                            -----------------
                                            - 866,000 shares of Company Common
                                              Stock
                                            - 0 shares of Company Common Stock
                                              issuable upon exercise of options

                                            MARATHON PARTNERS, L.P.,
                                            a New York Limited Partnership


                                            By: /S/ MARIO CIBELLI
                                               ---------------------------------
                                               Name:  Mario Cibelli
                                               Title:  General Partner

                                            Voting Power Over:
                                            -----------------
                                            - 504,400 shares of Company Common
                                              Stock
                                            - 0 shares of Company Common Stock
                                              issuable upon exercise of options
                                            - 100,800 held on behalf of clients'
                                              managed accounts